CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Integrated Brand Solutions, Inc.
Vancouver, BC, Canada

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on to Form SB-2 of our report dated June 17, 2002, relating to the financial statements Integrated Brand Solutions, Inc., which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Malone & Bailey, PLLC

/s/ Malone & Bailey, PLLC

Houston, Texas
January 27, 2003